EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2025 of Canadian Natural Resources Limited of our report dated March 4, 2026, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 40-F.
We also consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-289937) of Canadian Natural Resources Limited of our report dated March 4, 2026 referred to above. We also consent to reference to us under the heading "Interests of Experts" in the Annual Information Form, included in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Calgary, Alberta, Canada
March 25, 2026
PricewaterhouseCoopers LLP
111 5th Avenue South West, Suite 2900
Calgary, Alberta, Canada T2P 5L3
T.: +1 403 509 7500, F.: +1 403 781 1825
Fax to mail: ca_calgary_main_fax@pwc.com
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.